NOTICE OF GUARANTEED DELIVERY

To Tender Preferred Shares of

Eaton Vance Limited Duration Income Fund (“Limited Duration Income Fund”);

Eaton Vance Senior Floating-Rate Trust (“Senior Floating Rate Trust”);

and

Eaton Vance Senior Income Trust (“Senior Income Trust”)

(each, a “Fund”)

Pursuant to the Offer to Purchase

dated August 16, 2018

This form, or a form substantially equivalent to this form, must be used to accept the offer (with respect to a Fund, the “Offer” and, collectively, the Offers), upon the terms and subject to the conditions set forth in the Offer Documents (as defined below), if the preferred shares of beneficial interest, par value $0.01 per share and liquidation preference of $25,000 per share, designated Auction Preferred Shares, Series A and Series B (with respect to each Fund), and Series C and Series D (with respect to Limited Duration Income Fund and Senior Floating-Rate Trust), and Series E (with respect to Limited Duration Income Fund) (the “Preferred Shares”), of a Fund, and/or all other documents required by the Fund’s Letter of Transmittal, cannot be delivered to American Stock Transfer & Trust Company LLC, the depositary for the Offer (the “Depositary”), on or before 5:00 p.m., Eastern time, September 14, 2018, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be delivered by hand or mailed to the Depositary, and must be received by the Depositary on or before 5:00 p.m., Eastern time on the Expiration Date. See Section 4, “Procedure for Tendering Preferred Shares,” of the Offer to Purchase.

The Depositary for the Offer is:

American Stock Transfer & Trust Company LLC

Toll Free
(866) 207-2356

By First Class Mail, By Overnight Courier, By Hand:

American Stock Transfer & Trust Company LLC

6201 15th Avenue

Brooklyn, NY 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Fund’s Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Fund named below, upon the terms and subject to the conditions set forth in its Offer to Purchase dated August 16, 2018 and the related Letter of Transmittal (which together, with respect to a Fund, constitute the “Offer Documents”), receipt of which is hereby acknowledged, Preferred Shares, pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

________________________________

Name of Fund

________________________________

! check here if the shares will be tendered by book-entry transfer

________________________________

Number of Preferred Shares tendered

________________________________

DRS Transaction Advice Numbers

(if applicable)

________________________________

Account Number

________________________________________

Signature

________________________________________

Name(s) of Tendering Institution

________________________________________

(Address)

________________________________________

(Zip Code)

________________________________________

(Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (“Exchange Act”)), hereby (a) represents that the above named person(s) “own(s)” the Preferred Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act (“Rule 14e-4”), (b) represents that such tender of Preferred Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary, the Preferred Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry delivery, an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three (3) trading days of the NYSE American, LLC after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

______________________________________________________________

(Name of Firm)

______________________________________________________________

(Authorized Signature)

______________________________________________________________

(Name)

______________________________________________________________

(Address)

______________________________________________________________

(Zip Code)

______________________________________________________________

(Area Code and Telephone Number)

Dated:                         , 2018